UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by Perspective Therapeutics, Inc. (the “Company”) on August 19, 2024, Mark Austin ceased serving as an executive officer of the Company and as the Company’s “co-principal financial officer” and “principal accounting officer” on August 16, 2024 (the “Effective Date”). On August 26, 2024, Mr. Austin entered into a separation agreement with the Company (the “Separation Agreement”) that sets forth the terms of his transition and separation. Pursuant to the Separation Agreement, Mr. Austin will continue to be a full-time employee of the Company as a strategic advisor following the Effective Date through August 30, 2024 (the “Transition Period” ending on the “Separation Date”) in order to facilitate an orderly transition in the Company’s leadership structure. During the Transition Period, Mr. Austin will provide certain transition services described in the Separation Agreement and continue to receive his compensation and benefits in accordance with the terms as then in effect.

Pursuant to the Separation Agreement, following the Separation Date, and subject to Mr. Austin (i) executing and not revoking the general release of claims included as part of the Separation Agreement, and (ii) complying with the terms of the Separation Agreement, including remaining in continuous service throughout the Transition Period, Mr. Austin will be entitled to receive (a) $138,360.75, an amount equal to approximately six (6) months of his base salary, and (b) a lump sum payment of $7,686.54, an amount equal to the employer portion of continued coverage under COBRA for approximately six (6) months following the Separation Date for Mr. Austin and his spouse and eligible dependents, in each case minus applicable state and federal payroll deductions.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	August 30, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer